UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 8, 2021 (April 5, 2021)

SURGALIGN HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38832	83-2540607
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road, Suite 315, Deerfield, Illinois	60015
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 343-6832

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
common stock, $0.001 par value	SRGA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

On April 5, 2021, Deloitte & Touche LLP (“Deloitte”), the independent registered public accounting firm to Surgalign Holdings, Inc. (the “Company”), informed the Company of its decision to resign as auditors of the Company. This resignation is effective no later than the earlier of the filing of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2021 or the Company’s engagement of a successor independent registered public accounting firm.

The audit reports of Deloitte on the consolidated financial statements of the Company for each of the two most recent fiscal years ended December 31, 2020 and December 31, 2019 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for the substantial doubt about the Company’s ability to continue as a going concern disclosed in the Company’s Annual Reports on Form 10-K for the years ended December 31, 2020 and December 31, 2019.

During the Company’s two most recent fiscal years ended December 30, 2020 and 2019, and the subsequent interim period through the date of this report, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to such disagreements in its reports.

During the Company’s two most recent fiscal years ended December 30, 2020 and 2019, and the subsequent interim period through the date of this report, there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K, except for the material weaknesses in the Company’s internal control over financial reporting previously reported in Part II, Item 9A “Controls and Procedures” in the Company’s Annual Reports on Form 10-K for the years ended December 31, 2020 and December 31, 2019. The material weaknesses were:

1.    Control Environment. The Company did not identify deficiencies in the principles associated with the control environment regarding criteria established in Internal Control-Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (the “COSO framework”) and the Company did not maintain an effective control environment to enable the identification and mitigation of risks of material accounting errors.

2.    Risk Assessment. The Company did not design and implement an effective risk assessment program based on the criteria established in the COSO framework.

3.    Control Activity. The Company did not design and implement effective control activities based on the criteria established in the COSO framework.

4.    Information and Communication. The Company did not consistently generate or provide adequate quality supporting information and communication based on the criteria established in the COSO framework.

5.    Monitoring Activities. The Company did not design and implement effective monitoring activities based on the criteria established in the COSO framework.

The material weaknesses were discussed with the Audit Committee of the Board of Directors of the Company. The Company has authorized Deloitte to respond fully to inquiries of the successor accountant concerning the material weaknesses.

The Company has provided Deloitte with a copy of the disclosures in this report prior to filing with the SEC. A copy of Deloitte’s letter, stating it agrees with the statements made in this report, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

16.1	Letter to the SEC from Deloitte, dated April 8, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGALIGN HOLDINGS, INC.

Date: April 8, 2021	By:	/s/ Joshua H. DeRienzis
	Name:	Joshua H. DeRienzis
	Title:	Chief Legal Officer and Corporate Secretary